Exhibit 3.05

BYLAWS

OF

ZURICH U.S.A., INC.

ARTICLE I

OFFICES

1. 1

Principal Executive Office. The Board of Directors shall designate the location of the principal executive office of the Corporation at any place within or without the State of California. If the principal executive office is outside the State of California, then the Board of Directors shall designate the location of the principal business office in the State of California.

1.2

Other Offices. The Board of Directors and Board Chair from time to time may designate branch or subordinate offices as appropriate.

ARTICLE II

MEETLNGS OF SHAREHOLDERS

2.1

Place of Meetings. All meetings of shareholders of the Corporation shall be held at the principal executive office of the Corporation, or at any other place, within or without the State of California, specified by the Board of Directors. The place of any meeting of shareholders shall be specified in the notice calling the meeting.

2.2

Annual Meeting. The annual meeting of shareholders shall be held at 1:00 p.m. on first Monday in February, in each year, if not a legal holiday, and if a legal holiday, on the next business day following. The first annual meeting of shareholders shall be held on October 15, 1997. In the event the annual meeting of shareholders shall not be held on this date, the Board of Directors shall cause a meeting in lieu thereof to be held as soon as convenient, and any business transacted or election held at that meeting shall be as valid as if the business were transacted or election held at the date and time specified above. At the annual meeting, directors shall be elected, reports of the affairs of the Corporation shall be considered, and any other business properly within the power of the shareholders may be transacted.

2.3

Special Meetings. A special meeting of the shareholders may be called by the Board of Directors, the Board Chair, the President, or by one or more holders of shares entitled to cast ten percent (10%) or more of the votes at that meeting.

Any authorized person or persons (other than the Board of Directors) requesting a special meeting of the shareholders shall deliver to the Board Chair, the President, a Vice President, or the Secretary of the Corporation, personally or by registered mail, overnight courier, or facsimile transmission a written request specifying the time and date of the meeting (which shall be not less than thirty-five (35) nor more than sixty (60) days after the receipt by the officer of the request) and the general nature of the business to be transacted. Within twenty (20) days following the officer’s receipt of the request, the officer shall cause notice of the meeting to be given to the shareholders entitled to vote, pursuant to Section 2.4 of these Bylaws. If the notice is not given within twenty (20) days, then the person or persons requesting the meeting may give the notice. This paragraph shall in no way affect or restrict the Board of Directors’ ability to call a special shareholders’ meeting.

2.4

Notice of Meetings; Waivers. Written notice of a meeting at which shareholders are required or permitted to take any action shall be given to each shareholder entitled to vote not less than ten (10) (or, if sent by third-class mail if permitted by Section 2.5, not less than thirty (30)) nor more than sixty (60) days before the date of the meeting. The notice shall state the place, date, and hour of the meeting. In the case of a special meeting, the notice shall specify the general nature of the business to be transacted and that no other business may b~ transacted at the meeting. In the case of the annual meeting, the notice shall specify those matters that the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders. The notice of any meeting at which the directors are to be elected shall include the names of the nominees intended at the time of the notice to be presented by the Board of Directors for election.

The transactions of any meeting of any shareholders, however called and noticed, and wherever held, shall be as valid as though conducted at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if~ either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting, or an approval of the meeting’s minutes. All waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at the meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting, or approval of the minutes, except that any shareholder approval at a meeting, other than unanimous approval by those entitled to vote.

2.5

Manner of Notice. Notice of a shareholders’ meeting shall be given either personally or by first-class mail, or, in the case of a corporation with outstanding shares held of record by more than five hundred (500) persons on the record date for the shareholders’ meeting, notice may be sent by third-class mail, or other means of written communication, addressed to the shareholder at the address of the shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice; or if no address appears or is given, at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice or report shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. If any notice or report referenced in Article VIII of these Bylaws addressed to the shareholder at the address appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at this address, all future notices or reports shall be deemed to have been duly given without further mailing if the notice or report is made available for the shareholder upon written demand of the shareholder at the principal executive office of the Corporation for a period of one (1) year from the date of the giving of the notice or report to all other shareholders. An affidavit of the mailing or other authorized means of delivery of any notice to shareholders may be executed by the Corporation’s Secretary, Assistant Secretary, or transfer agent and, if executed, may be filed and maintained in the minute book of the Corporation, and shall be prima facie evidence of the giving of the notice or report.

2.6

Adjourned Meetings. Any shareholders’ meeting, whether or not a quorum is present, may be adjourned from time to time by a vote of the majority of the shares represented at that meeting. When a shareholders’ meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than forty-five (45) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

2.7

Quorum. Except as otherwise provided in the Articles of Incorporation, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders

The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided in the preceding paragraph.

2.8

Voting. Except as otherwise provided by law and except as otherwise may be provided in the Articles of Incorporation, each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote of shareholders. Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify’ the number of shares the shareholder is voting, it will be conclusively presumed that the shareholders vote is with respect to all shares the shareholder is entitled to vote. Except as otherwise provided in the Articles of Incorporation, or as required by law, the affirmative vote of the majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) or any action by written consent of the shareholders ~s provided in Section 2.12 shall be the act of the shareholders.

Subject to the provisions of the next sentence, every shareholder entitled to vote at any election of directors may cumulate such shareholder’s votes and give one (1) candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are normally entitled, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder directs. No shareholder shall be entitled to cumulate votes unless a shareholder has given notice at the meeting, prior to the voting, of the shareholder’s intention to cumulate the shareholder’s votes and has placed in nomination, prior to the voting, the names of the candidate or candidates such shareholder proposes to elect. If any one shareholder has given such a notice, all shareholders may cumulate their votes for candidates in nomination. In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, are elected.

Elections for directors need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins.

2.9

Proxies. Every person entitled to vote shares for the election of directors or otherwise may authorize another person or persons to act with respect to such shares by duly executing a written proxy and filing it with the Secretary of the Corporation. Unless a proxy is stated to be irrevocable, it shall continue in fill force and effect unless it is revoked by the maker prior to the vote (i) by delivering a writing to the Corporation stating that the proxy is revoked; (ii) by duly executing a subsequent proxy and presenting it to the meeting; or (iii) by attendance at the meeting by the maker and voting in person. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of the death or incapacity is received by the Corporation. Notwithstanding the above, no proxy shall be valid after the expiration of eleven (11) months from the date thereof unless expressly provided in the proxy.

Any form of proxy or written consent distributed to ten (10) or more shareholders of the Corporation at a time when the Corporation has outstanding shares held of record by one hundred (100) or more persons shall afford an opportunity on the proxy or form of written consent to specify a choice between approval and disapproval of each matter or group of related matters intended to be acted upon at the meeting for which the proxy is solicited or by the written consent, other than elections to the Board of Directors, and shall provide (subject to reasonable specified conditions) that where the person solicited specifies a choice with respect to any such matter the shares will be voted in accordance therewith. In any election of directors, any form of proxy in which the directors to be voted upon are named as candidates and which is marked by a shareholder ‘withhold’ or otherwise marked in a manner indicating that’ the authority to vote for the election of directors is withheld, shall not be voted either for or against the election of a director. This paragraph shall not apply if the Corporation has an outstanding class of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or whose securities are exempt from registration by Section l2(g)(2) under that act.

2.10

Determination of Shareholders of Record. In order that the Corporation may determine the shareholders entitled to notice of any meeting, to vote, to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any other lawful action, the Board of Directors may fix, in advance a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of the meeting, nor more than sixty (60) days prior to any other action.

If no record date is fixed, the record date for determining shareholders entitled to notice of, or to vote at, a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given. The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

A determination of shareholders of record entitled to notice of, or to vote at, a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting; provided, however, that the Board of Directors shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

Shareholders at the close of business on the record date are entitled to notice and to vote, or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Articles of Incorporation, by law, or by agreement.

For the purpose of determining whether the Corporation has outstanding shares held of record by one hundred (100) or more persons, shares shall be deemed to be “held of record” by each person who is identified as the owner of the shares on the record of shareholders maintained by or on behalf of the Corporation.

2.11

Inspectors of Elections. In advance of any meeting of shareholders, the Board of Directors may appoint inspectors of election to act at the meeting and any adjournment. If inspectors of election are not so appointed; or if any persons so appointed shall fail to appear or refuse to act, the Chair of the meeting of shareholders may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one (1) or three (3). If appointed at a meeting on the request of one (1) or more shareholders or proxies, the holder of a majority of shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors are to be appointed.

The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; shall receive votes, ballots, or consents; shall hear and determine all challenges and questions in any way arising in connection with the right to vote; shall count and tabulate all votes or consents; shall determine when the polls shall close and the result; and shall do all other acts as may be proper to conduct the election or vote in order to ensure fairness to all shareholders.

2.12

Shareholders’ Action by Written Consent. Unless otherwise provided in the Articles of Incorporation, any action that may be taken at any annual or special meeting of shareholders, may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors, unless otherwise provided in Section 3.4 of these Bylaws. A written consent may be revoked by a properly executed writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary, but not thereafter.

ARTICLE III

DIRECTORS

3.1

Powers and Duties. Subject to the provisions of the Code and any limitations in the Articles of Incorporation and these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed by, and all corporate powers shall be exercised by or under, the direction of the Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

A director shall perform the duties of a director, including duties as a member of any committee of the Board of Directors upon which the director may serve, in good faith, in a manner the director believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

3.2

Number of Directors. The number of directors of the Corporation shall be five (5) until changed by amendment of the Articles of Incorporation or by amendment of this section of the Bylaws adopted by the approval of the outstanding shares; provided that if the number of directors of the Corporation is set forth in the Articles of Incorporation, the number may only be changed by an amendment of the Articles of Incorporation. The number set forth in the Articles of Incorporation shall govern in the event of any conflict with the number set in the Bylaws. In no event shall the specified minimum number of directors be less than three (3); provided, however, that (i) before shares are issued, the number may be one (I) or more; (ii) so long as the Corporation has only one (1) shareholder, the number may be one (1) or more; and (iii) so long as the Corporation has only two (2) shareholders, the number may be two (2) or more. If the minimum number of directors shall be five (5) or more, a Bylaw or amendment of the Articles of Incorporation reducing the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote.

3.3

Election; Term of Office. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting; but if the annual meeting is not held, or the directors are not elected, the directors may be elected at any special meeting of shareholders held for that purpose. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified, except upon the death, resignation, or removal of the director. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.4

Vacancies; Resignation; Removal. A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of (i) the death, resignation, or removal of any director in accordance with Section 304 or Section 305 of the Code; (ii) action by the Board of Directors to declare vacant the office of a director who has been convicted of a felony or declared of unsound mind by a court order; (iii) an increase in the authorized number of directors; or (iv) the failure of the shareholders (at a meeting for election of directors at which one (I) or more directors are elected) to elect the fill authorized number of directors.

Any director may resign effective upon giving written notice to the Chair of the Board, the President, the Secretary, or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of the resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

No director may be removed (unless the entire Board of Directors is removed) when the votes cast against removal, or not consenting in writing to the removal, would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all, shares entitled to vote were voted) and the entire number of directors authorized at the time of the director’s most recent election were then being elected.

Except for a vacancy created by the removal of a director, vacancies on the board may be filled by approval of the Board of Directors or, if the number of directors then in office is less than a quorum, by (i) the unanimous written consent of the directors then in office; (ii) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice; or (iii) a sole remaining director. The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any election (other than to fill a vacancy created by removal) which is accomplished by written consent shall require the consent of a majority of the outstanding shares entitled to vote. A vacancy on the Board of Directors resulting from the removal of a director may be filled only by the approval of the shareholders in accordance with Section 2.8 or by the unanimous written consent of the shareholders.

If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders shall constitute less than a majority of the directors then in office, any holder or holders of an aggregate of five percent (5%) or more of the total number of shares at the time outstanding having the right to vote for those directors may call a special meeting of shareholders to be held to elect the entire Board of Directors. The term of office of any director shall terminate upon the election of a successor.

3.5

Meetings; Location. Meetings of the Board of Directors may be called by the Chair of the Board, the President, any Vice President, the Secretary, or any two (2) directors.

The Board of Directors shall hold a regular meeting immediately after the meeting of shareholders at which it is elected and at the place where that meeting is held, for the purpose of appointing officers of the Corporation and for the transaction of other business. Notice of this board meeting is dispensed with unless the location of the meeting is other than the location of the shareholders’ meeting. Other regular meetings of the Board of Directors may be held ‘without notice if the time and place of the meetings are fixed by the Board of Directors.

Special meetings of the Board of Directors may be held upon at least four (4) days’ notice by mail or at least forty-eight (48) hours notice delivered personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail, or other electronic means. A notice, or waiver of notice, need not specify the purpose of any regular or special meeting of the Board of Directors. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior to the meeting or at its commencement, the lack of notice. All waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Meetings of the Board of Directors may be held at any place within or without the state, which has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the Corporation or as otherwise designated by the Board of Directors.

Members of the Board of Directors may participate in a meeting through the use of conference telephone or similar communications equipment, so long as all members participating in the meeting can hear each other.

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

3.6

Quorum: Vote of Directors. A majority of the authorized number of directors shall constitute a quorum of the Board of Directors for the transaction of business (except as provided in Section 3.5 concerning adjournment of a meeting); provided, however, that the number of directors constituting a quorum shall not be less than one-third (1/3) of the authorized number of directors, or less than two (2) directors, whichever is larger, unless there shall be only one (1) authorized director, in which case that director shall constitute the quorum.

Unless otherwise provided by law, or unless a greater number is required by the Articles of Incorporation or these Bylaws, every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for the meeting.

3.7

Action Without A Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to the action. The written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Any action by written consent shall have the same force and effect as a unanimous vote of directors.

3.8

Fees and Compensation. Directors and members of committees may receive compensation, if any, for their services, and reimbursement of expenses, as may be determined by resolution of the Board of Directors. This section shall not preclude any officer or director from serving the Corporation in any other capacity as an officer, employee, agent, or otherwise and receiving compensation for those services and reimbursement of related expenses.

ARTICLE IV

COMMITTEES OF DIRECTORS

4.1

Appointment of Committees. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors.

Any committee, to the extent provided in the resolution of the Board of Directors or in these Bylaws, shall have all the authority of the Board of Directors, except with respect to: (i) the approval of any action for which shareholder approval or approval of the outstanding shares is required by law; (ii) the filling of vacancies on the Board of Directors or in any committee; (iii) the fixing of compensation of the directors for serving on the Board of Directors or on any committee; (iv) the amendment or repeal of these Bylaws or the adoption of new Bylaws; (v) the amendment or repeal of any resolution of the Board of Directors, which by its express terms is not so amendable or repealable; (vi) the declaration of or making of a distribution to the shareholders of the Corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or (vii) the appointment of other committees of the Board of Directors or the members thereof

4.2

Committee Meetings. Unless the Board of Directors shall otherwise provide, meetings of and actions by, committees shall be governed by the provisions of Article III of these Bylaws, as modified to substitute the committee and its members for the Board of Directors and its members. The time and place of regular meetings may be set by resolution of the Board of Directors or the committee, and when notice of regular meetings has been given to each member and alternate member of the committee, no further notice of regular meetings need be given thereafter. In addition to those authorized to call a special meeting by Section 3.5, special committee meetings may be called by any two (2) members of the committee. Notice of special meetings shall be given to all committee members and alternate members. A majority of the authorized number of members of any committee shall constitute a quorum for the transaction of business.

ARTICLE V

OFFICERS

5.1

Designation of Officers; Removal and Resignation. The officers of the Corporation shall consist of a Chair of the Board or a President, or both, a Secretary, and a Chief Financial Officer, and each of them shall be appointed by the Board of Directors. The Corporation may also have such other officers as may be appointed by the Board of Directors or, if authorized by the Board of Directors, by the Board Chair with those titles and duties as may be determined by the Board of Directors or the Board Chair and as may be necessary to enable the Corporation to sign instruments and share certificates. If the Board of Directors or the Board Chair shall name one (1) or more persons as Vice President, the order of their seniority shall be in the order of their nomination, unless otherwise determined by the Board of Directors or the Board Chair. Any number of offices may be held by the same person.

All officers of the Corporation shall hold office from the date appointed to the date of the next succeeding regular meeting of the Board of Directors following the meeting of shareholders at which the Board of Directors is elected, and until their successors are elected; provided that all officers may be removed at any time at the pleasure of the Board of Directors. Upon the removal, resignation, death, or incapacity of any officer, the Board of Directors may declare the office vacant and fill the vacancy. Any officer may resign at any time upon written notice to the Corporation without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. The salary and other compensation of the officers shall be fixed from time to time by resolution of the Board of Directors.

5.2

Duties of the Board Chair. The Board Chair, if one exists, shall preside at all meetings of the Board of Directors. The Board Chair shall have those powers and perform those duties as the Board of Directors shall designate from time to time. If there is no President, then the Board Chair shall be the chief executive officer of the Corporation and shall perform the duties of President.

5.3

Duties of the President. Subject to any supervisory powers given by the Board of Directors to the Board Chair, if one exists, the President shall be the general manager and chief executive officer of the Corporation and, subject to the direction of the Board of Directors, shall have general supervision, direction, and authority over the business, affairs, and officers of the Corporation, and shall perform all the duties commonly incident to that office. The President shall preside at all meetings of the shareholders and, in the absence of the Board Chair, or, if there is none, at all meetings of the Board bf Directors. The President shall have such other powers and perform such other duties as the Board of Directors shall designate from time to time.

5 4

Duties of Vice President. The Vice Presidents, if any, in the order of their seniority (unless otherwise established by the Board of Directors or the Board Chair) may assume and perform the duties of the President in the absence or disability of the President or whenever the office of the President is vacant. The Vice Presidents shall have those titles, and those powers, and shall perform those duties as the Board of Directors or the Board Chair shall designate from time to time.

5.5

Duties of the Secretary. The Secretary shall keep, or cause to be kept, at the principal executive office (or any other place that the Board of Directors may order) a minute book of all meetings of the shareholders, Board of Directors, and committees appointed pursuant to Article IV. The minutes shall contain all acts and proceedings of the meetings, the time and location of meetings, whether the meetings are regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ or committee meetings, and the number of shares present or represented at shareholders’ meetings. The Secretary shall give, or cause to be given, notice (in conformity with law and these Bylaws) of all meetings of the shareholders, and of any meetings of the Board of Directors or any committee requiring notice. The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of share certificates issued; and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall keep any seal of the Corporation in safe custody and shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

5.6

Duties of the Chief Financial Officer. The Chief Financial Officer shall keep, or cause to be kept, the books of account of the Corporation in a thorough and proper manner, and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform all other duties commonly incident to that office and shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Deputy Financial Officer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Deputy Financial Officer shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

ARTICLE VI

INDEMNIFICATION

6.1

Mandatory Indemnification. The Corporation shall, to the maximum extent and in the manner specified in the Code, indemnify each of its directors and officers against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was a director or officer of the Corporation. The Corporation shall have the power to advance expenses incurred in defending any proceeding prior to the disposition of the proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay that amount if it shall be determined ultimately that the person is not entitled to indemnification. All rights to indemnification under this Section 6. 1 shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article VI is in effect.

6.2

Permissive Indemnification. The Corporation shall, to the extent and in the manner specified in the Code, have the power to indemnify each of its Agents (other than those for whom indemnification is mandatory, as provided in Section 6.1) against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an Agent of the Corporation. The Corporation shall have the power to advance expenses incurred in defending any proceeding prior to the disposition of the proceeding upon receipt of an undertaking by or on behalf of the Agent to repay that amount if it shall be determined ultimately that the person is not entitled to indemnification.

6.3

Definitions. The terms “director” and “officer” of the Corporation shall mean any person who is or was a director or officer, respectively, of the Corporation, or is or was serving at the request of the Corporation as a director or officer, respectively, of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or was a director or officer, respectively, of a foreign or domestic corporation that was a predecessor corporation of the Corporation or of another enterprise at the request of the predecessor corporation.

6.4

Successful Defense. To the extent that an Agent of the Corporation has been successful on the merits in defense of any proceeding or in defense of any claim, issue, or matter therein, the Agent shall be indemnified against expenses actually and reasonably incurred by the Agent in connection therewith.

6.5

Other Rights; Continuation of Right to Indemnification. The indemnification provided by this Article VI shall not be deemed exclusive of any additional rights to which an Agent may be entitled under any law (common or statutory), agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be an Agent, and shall inure to the benefit of the estate, heirs, executors, and administrators of the Agent. Nothing contained in this Section 6.5 shall affect any right to indemnification to which persons other than directors or officers may be entitled by contract or otherwise. The Board of Directors is authorized to enter into an agreement providing indemnification rights similar to or, if permitted by applicable law, greater than those provided or authorized under this Article VI.

6.6

Insurance. The Corporation may purchase and maintain insurance on behalf of any Agent against any liability asserted against the Agent or incurred by or on behalf of the Agent in any such capacity, or arising out of the Agent’s status as such, whether or not the Corporation would have the power to indemnify the Agent against liability under the provisions of this Article VI.

6.7

No Impairment. Any repeal or modification of this Article VI or any other applicable laws, shall not in any way diminish any rights to indemnification of any Agent or the obligations of the Corporation arising hereunder.

6.8

Savings Clause. If this Article VI, or any part of it, shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation nevertheless shall indemnify or have the power to indemnify, as appropriate, each Agent of the Corporation to the full extent required by any applicable part of this Article VI that shall not have been invalidated.

ARTICLE VII

SHARES OF STOCK

7. 1

Form of Certificates. Every holder of shares in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Board Chair or the President or a Vice President and by the Chief Financial Officer or a Deputy Financial Officer or the Secretary or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In the event that any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer, transfer agent, or registrar before the certificate is issued, the issuance of the certificate by the Corporation shall have the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

If the shares of the Corporation are classified, or if any class of shares has two or more series, there shall appear on the certificate one of the following: (i) a statement of the rights, preferences, privileges, and restrictions granted to or imposed upon each class or series of shares authorized to be issued and upon the holders thereof~ (ii) a summary of rights, preferences, privileges, and restrictions with reference to the provisions of the Articles of Incorporation and any Certificates of Determination establishing the same; or (iii) a statement setting forth the office or agency of the Corporation from which shareholders may obtain, upon request and without, charge, a copy of the statement referred to in (i) above.

There shall also appear on the certificate the following statements (if applicable): (i) that the shares are subject to restrictions upon transfer; (ii) if the shares are assessable or are not fully paid, that they are assessable or, on partly paid shares, the total amount of the consideration to be paid and the amount previously paid; (iii) that the shares are subject to a close corporation voting agreement, or an irrevocable proxy, or restrictions upon voting rights contractually imposed by the Corporation; (iv) that the Corporation is a close corporation, whose shareholders of record cannot exceed a specified amount; (v) that the shares are redeemable; and (vi) that the shares are convertible and the period for conversion. Any statement on the face of the certificate required by this paragraph shall be conspicuous.

When the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares, or it becomes desirable for any reason, in the discretion of the Board of Directors, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Board of Directors may order any holders of outstanding certificates for shares to surrender and exchange them for new certificates within a reasonable time to be fixed by the Board of Directors.

7.2

Transfer of Shares. Shares of the Corporation may be transferred in any manner permitted or provided by law. Before any transfer of shares is entered upon the books of the Corporation, or any new certificate is issued, the old certificate (properly endorsed) shall be surrendered and canceled, except when a certificate has been lost or destroyed.

7.3

Lost Certificates. The Corporation shall issue a new share certificate or a new certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, provided that, prior to the issuance of the new certificate, the Corporation may require the owner of the lost, stolen, or destroyed certificate or the owners legal representative to give the Corporation a bond’(or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft, or destruction of the certificate or the issuance of such new certificate.

7.4

Electronic Securities Recordation. Notwithstanding the provisions of Sections 7.1 through 7.3, and as permitted by law, the Corporation may adopt a system of issuance, recordation, and transfer of its shares by electronic or other means not involving any issuance of certificates.

ARTICLE VIII

REPORTS, RECORDS, AND INSPECTIONS

8.1

Financial Reports. The Board of Directors shall cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the Corporation’s fiscal year. That report shall be sent to the shareholders at least fifteen (15) (or, if sent by third-class mail, thirty-five (35)) days prior to the annual meeting of shareholders to be held during the next fiscal year. That report shall contain a balance sheet as of the end of that fiscal year and an income statement and statement of changes in financial position for that fiscal year. If the Corporation has less than one hundred (100) shareholders of record, the requirements of this paragraph are expressly waived.

If no annual report for the last fiscal year has been sent to shareholders, the Corporation shall, upon the written request of any shareholder made more than one hundred twenty (120) days after the close of that fiscal year, deliver or mail to the person making the request within thirty (30) days thereafter, the financial statements, if any, required by the first paragraph of this Section 8.1 for that year.

A shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of the Corporation may make a written request to the Corporation for (i) an income statement of the Corporation for the three-month, six-month, or nine-month period of the current fiscal year ended more than thirty (30) days prior to the date of the request; (ii) a balance sheet of the Corporation as of the end of the period; and (iii) if no annual report for the last fiscal year has been sent to shareholders, the statements referred to in the first paragraph of this Section 8.1 for the last fiscal year. The statements shall be delivered or mailed to the person making the request within thirty (30) days. A copy of the statements shall be kept on file in the principal executive office of the Corporation for twelve (12) months, and it shall be exhibited at all reasonable times to any shareholder demanding an examination of the statements or a copy shall be mailed to the shareholder.

The income statements and balance sheets referred to in this Section 8.1 shall be accompanied by the report of independent accountants engaged by the Corporation, if any, or by the certificate of an authorized officer of the Corporation that the financial statements were prepared without audit from the books and records of the Corporation.

8.2

Location and Inspection of Bylaws. The Corporation shall keep at its principal executive office in this state, or if its principal executive office is not in this state at its principal business office in this state, the original or a copy of its Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during normal office hours. If the principal executive office of the Corporation is outside this state and the Corporation has no principal business office in this state, upon the written request of any shareholder, the Corporation shall furnish to the shareholder a copy of the Bylaws as amended to date.

8.3

Location and Inspection of Record of Shareholders. The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each.

A shareholder or shareholders holding at least five percent (5%) in the aggregate of the outstanding voting shares of the Corporation or holding at least one percent (1%) of such voting shares and having filed a Schedule I 4A with the United States Securities and Exchange Commission shall have an absolute right to do either or both of the following: (i)  inspect and copy the record of shareholders’ names and addresses and shareholdings during usual office hours upon five (5) business days’ prior written demand upon the Corporation; or (ii) obtain from the transfer agent for the Corporation, upon written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders’ names and addresses who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five (5) business days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled.

The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the Corporation, for a purpose reasonably related to the holder’s interest as a shareholder or holder of a voting trust certificate.

Any inspection and copying under this Section 8.3 shall be made in person or by agent or attorney of the person seeking inspection and copying.

8.4

Location and Inspection of Other Corporate Records. The Corporation shall keep correct books and records of account and shall keep minutes of the pr6ceedings of its shareholders, Board of Directors, and committees. The minutes shall be kept in written form. Other books and records shall be kept either in written form or in any other form capable of being converted into written form.

The accounting books and records and minutes of proceedings of the shareholders, the Board of Directors, and committees shall be open to inspection upon the written demand on the Corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual office hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of the voting trust certificate. The right of inspection created by this section shall extend to the records of each subsidiary of the Corporation. Inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

8.5

Directors’ Right to Inspect.  Every director of the Corporation shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of the Corporation of every kind and to inspect the physical properties of the Corporation and of its subsidiary corporations. Inspection by a director may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

ARTICLE IX

GENERAL

9.1

Execution of Corporate Documents and Instruments. Except as otherwise provided by law or in these Bylaws, the Board of Directors, in its discretion, may designate and authorize any director, officer, employee, agent, or other person to execute any corporate agreement, document, or instrument, or to otherwise sign, in the name and on behalf of the Corporation. Properly authorized execution or signature shall be binding upon the Corporation. Unless so authorized or ratified by the Board of Directors, no director, officer, employee, agent, or other person shall have the power to act on behalf of the Corporation, to execute any agreement, document, or instrument in the name and on behalf of the Corporation, or to otherwise bind the Corporation unless the action, execution, or binding activity is within the agency power of the officer. No officer shall sign any instrument or document unless the Board of Directors has approved the underlying transaction.

All checks, drafts, orders for payment of money, notes, or other indebtedness issued by or payable to the Corporation, shall be signed or endorsed only by those persons that the Board of Directors shall authorize from time to time.

9.2

Voting of Shares Owned by Corporation. The Board Chair, the President, or any Vice President, or, if authorized by the Board of Directors, the Chief Financial Officer, the Secretary, any Assistant Secretary, or any other person, shall be authorized to vote, and exercise all rights incident to, the shares and any proxies of other corporations owned, held by, or standing in the name of the Corporation.

9.3

Corporate Seal. The corporate seal, if authorized by the Board of Directors, shall consist of a circular die bearing the name of the Corporation and the state and date of its incorporation. If and when authorized, a duplicate of the corporate seal may be kept and used by any officer or person that the Board of Directors may designate. Failure to affix any corporate seal will not affect the validity of any instrument of the Corporation.

9.4

Interpretation. Unless the context otherwise requires, these Bylaws shall be construed and interpreted in accordance with the provisions of the Code, as amended.

ARTICLE X

AMENDMENT

10.1

Procedure. The Bylaws of the Corporation shall be subject to amendment or repeal, and new Bylaws may be adopted, by the vote or written consent of the holders of a majority of the outstanding shares entitled to vote; provided, however, that if the number of authorized directors is specified in the Articles of Incorporation then amendment of the authorized number of directors shall require the amendment of the Articles of Incorporation. After the issuance of shares, a Bylaw specifying or changing a fixed number of directors or the maximum or minimum number of directors, or changing from a fixed to a variable board or vice versa may only be adopted by approval of the outstanding shares Subject to the right of the shareholders to adopt, amend, or repeal the Bylaws, the Bylaws (other than a Bylaw or amendment changing the authorized number of directors) may be adopted, amended, or repealed by action of the Board of Directors.

10.2

Record. Whenever these Bylaws are amended or new Bylaws are adopted, the amendment or new Bylaw shall be inserted with the original Bylaws in the corporate records of the Corporation. The fact of any repeal of any Bylaw shall also be duly noted with the records of the Bylaws.